Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2004-2G TRUST

   Quarterly Noteholders Report Related to the September 14, 2004 Distribution

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

Aggregate principal amount of each class of notes as      A Notes:       USD $982,629,400.00
at the first day after the payment date occurring        AB Notes:       USD  $49,000,000.00
during the collection period                              B Notes:       USD  $17,100,000.00
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Aggregate amount of interest payable on each class of     A Notes:       USD   $4,272,254.27
notes on the payment date                                AB Notes:       USD     $229,143.06
                                                          B Notes:       USD      $92,933.75
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Aggregate of principal payments to be made in respect    A Notes:        USD  $29,091,000.00
to each class of notes on payment date being 14th
September 2004
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Income for the collection period                         AUD $25,189,416.46
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $69,417,932.00
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Expenses of the trust for the period                     AUD $21,766,088.71
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $30,778,413.00
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Interest rates (US all in) applicable for period          A Notes:     2.07438%
ending 13th September 2004                               AB Notes:     2.20438%
                                                          B Notes:     2.50438%
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The Scheduled and Unscheduled payments of principal      Scheduled           AUD $1,751,552.00
during the Collection period                             Unscheduled        AUD $67,666,380.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         AUD $1,340,312,714.00
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           2.00%
period                                                                    30-59          0.46%
                                                                          60+            0.45%
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